Exhibit 10.3

HEALTHSPORT, INC.
2009 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT
Healthsport, Inc., a Delaware corporation, (the “Company”), hereby awards a Stock Award of restricted stock (the “Restricted Stock”) to the Participant named below. The terms and conditions of the Stock Award are set forth in this cover sheet and the attached Stock Award Agreement (collectively, the “Agreement”) and in the 2009 Equity Incentive Plan (the “Plan”). The text of the Plan is incorporated in the Agreement by this reference.

Date of Award:

Name of Participant:

Number of Shares of Restricted Stock Awarded:

Amount Paid by Participant for the Shares of Restricted Stock Awarded: $______

Aggregate Fair Market Value of Restricted Stock on Date of Award: $______
Vesting Calculation Date:                                         , 2009
Vesting Schedule:
As long as you render continuous Service to the Company (or its Parent, Subsidiary or Affiliate), you will become vested as to  _____% of the total number of Shares of Restricted Stock awarded (rounded down to the nearest whole number), as shown above on the cover sheet, on each of the dates listed below (the “Vesting Dates”):
•	[DATE 1]

•	[DATE 2]

•	[DATE 3]

•	[DATE 4]

•	[DATE 5]
In the event that your Service to the Company (or its Parent, Subsidiary or Affiliate) ceases prior to any of the Vesting Dates, you will forfeit to the Company without consideration all of the unvested Shares subject to this Award.
By signing this cover sheet, you agree to all terms and conditions described in the attached Stock Award Agreement and in the Plan. You specifically acknowledge that you have carefully read the section entitled “Code Section 83(b) Election” and the attachment entitled “Section 83(b) Elections” and you further acknowledge that you are solely responsible for filing any Code Section 83(b) election, and that such election must be filed within thirty (30) days after the Date of Award in order to be effective. You are also acknowledging receipt of this Agreement and a copy of the Plan.

Company:	Participant:

By:
Its:

Attachments

HEALTHSPORT, INC.
2009 EQUITY INCENTIVE PLAN
STOCK AWARD AGREEMENT

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.

Award of Restricted Stock	The Company awards you the number of shares of Restricted Stock shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan. This Award is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted accordingly. You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

Vesting	This Award will vest according to the Vesting Schedule set forth on the attached cover sheet.

Escrow	The certificate(s) for the Restricted Stock shall be deposited in escrow with the Secretary of the Company (or his/her designee) to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of Shares of Restricted Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends, if any, on the Restricted Stock shall be paid directly to you and shall not be held in escrow.

The Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to its release from escrow or its surrender to the Company, provided, however, that the minimum number of shares released to you in any individual release of share certificates must be at least twenty-five (25) Shares (unless the release represents your final release of Share certificates from escrow):

•     A portion of the Restricted Stock shall be released from escrow and the Share certificates delivered to you when (i) that portion of the Restricted Stock has vested according to the Vesting Schedule, this Agreement and the Plan, (ii) that portion of the Restricted Stock has been deemed to be Certified Shares, and (iii) you request such delivery. Only Certified Shares that have satisfied all of the vesting conditions of this Agreement and the Plan shall be released from escrow. Upon termination of your continuous Service for any reason (and subject to any provisions of this Agreement or the Plan specifically related to vesting upon such termination), all the Restricted Stock shall be immediately surrendered to the Company except for the Certified Shares that have satisfied all of the vesting conditions of this Agreement and the Plan as of the date of termination.

Change in Control	Notwithstanding anything to the contrary in this Agreement or the Plan, in the event of a Change in Control during your Service, this Award and all the Restricted Stock shall vest as of immediately before such Change in Control.

No Assignment	The Shares subject to this Award shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. However, this shall not preclude a transfer of vested Certified Shares by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Certified Shares in the event of your death.

The Company’s Right of First Refusal	In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company’s rights under this subsection shall be freely assignable, in whole or in part.

If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

The Company’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

The Company’s Right of First Refusal shall terminate in the event that Shares are listed on an established stock exchange or are quoted regularly on the OTC Bulletin Board.

Right of Repurchase	Following your Termination Date after termination of your Service for any reason, the Company shall have the right to purchase all of those Shares that you have acquired under this Award. If the Company exercises its right to purchase such Shares, the purchase price shall be the Fair Market Value of those Shares on the date of purchase as determined by the Board of Directors and shall be paid in cash. The Company will notify you of its intention to purchase such Shares, and will consummate the purchase within any time period established by applicable law. The Company’s Right of Repurchase shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company’s rights under this subsection shall be freely assignable, in whole or in part. The Company’s right of repurchase shall terminate in the event that the Shares are listed on an established stock exchange or are quoted regularly on the OTC Bulletin Board.

Code Section 83(b) Election	You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of this Restricted Stock. Under Section 83 of the Code, the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include surrender to the Company of unvested Restricted Stock as described above. You may voluntarily elect to be taxed at the time the Restricted Stock is acquired to the extent that the Fair Market Value of the Restricted Stock exceeds the amount of consideration paid by you (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award. A form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. MOREOVER, YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

Leaves of Absence	For purposes of this Agreement, while you are a common-law employee, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Voting and Other Rights	Subject to the terms of this Agreement, you shall have all the rights and privileges of a stockholder of the Company while the Restricted Stock is held in escrow, including the right to vote and to receive dividends (if any).

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Shares of Restricted Stock covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.

Restrictions on Issuance	The Company will not issue any Restricted Stock or Shares if the issuance of such Restricted Stock or Shares at that time would violate any law or regulation.

Taxes and Withholding	You will be solely responsible for payment of any and all applicable taxes associated with this Award.

The delivery to you of any Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due.

Restrictions on Resale	By signing this Agreement, you agree not to (i) sell (or transfer or assign) any Restricted Stock prior to its vesting and its designation as Certified Shares, or (ii) sell (or transfer or assign) any Shares acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.

If the sale of Shares acquired under this Award is not registered under the Securities Act of 1933, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

Legends	All certificates representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following legend and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

No Retention Rights	This Agreement is not an employment agreement and does not give you the right to be retained by the Company (or its Parents, Subsidiaries or affiliates) and you agree that you are an employee-at-will. The Company (or its Parents, Subsidiaries or affiliates) reserves the right to terminate your Service at any time and for any reason.

Notice	Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

In consideration of the Company granting you this Restricted Stock, please acknowledge your agreement to fully comply with all of the terms and provisions contained herein by signing this Agreement in the space provided above and returning it promptly to:
HEALTHSPORT, INC.
Attention: [          ], Secretary

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Stock Award Agreement dated as of [_______], the undersigned hereby sells, assigns and transfers unto [_________] shares of the Common Stock of Healthsport, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate No.  __________, herewith, and does hereby irrevocably constitute and appoint  ________  attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.
Dated: [Month] [Day], 20___

EXHIBIT B
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.	The name, address and social security number of the undersigned:

Social Security No.:

2.	Description of property with respect to which the election is being made:

_________ shares of common stock of Healthsport, Inc. (the “Company”).
3.	The date on which the property was transferred is _________, [YEAR].
4.	The taxable year to which this election relates is calendar year [YEAR].
5.	Nature of restrictions to which the property is subject:
The shares of stock are subject to the provisions of a Stock Award Agreement (the “Agreement”) between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.
6.	The Fair Market Value of the property at the time of transfer (determined without regard to any lapse restriction) was $_____ per share, [for a total of $__________.]
7.	The amount paid by taxpayer for the property was $__________.
8.	A copy of this statement has been furnished to the Company.
Dated:  ____________, [YEAR].

[Taxpayer’s Name]

SECTION 83(b) ELECTIONS
This memorandum briefly describes certain aspects of Internal Revenue Code section 83 and section 83(b) elections as they exist under current law. A form of election is attached. The effect of making the election is that it permits the employee or consultant to include in his or her gross income, in his or her taxable year in which unvested shares are transferred, the excess, if any, of (i) the Fair Market Value of such shares at the time of transfer (determined without regard to restrictions other than those which will never lapse), over (ii) the amount (if any) paid for such shares.
By making the section 83(b) election, subsequent appreciation in the value of the shares generally will be taxed as a capital gain, rather than as compensation. Also, appreciation that occurs after the transfer but prior to vesting will not be taxed until the shares are sold. Finally, such subsequent appreciation may be deferred if transfer occurs in a tax-free reorganization or may go untaxed altogether if a stepped-up basis results from transfer by reason of death. However, if the shares are forfeited the employees or consultants who made the election can only deduct a loss to the extent the amount received (if any) on forfeiture is less than the amount paid (if any) for such shares. Thus, such employees or consultants are precluded from recovering the tax paid with respect to any reported compensation income. Moreover, any loss recognized will generally be a capital loss which can only offset capital gains plus $3,000 of ordinary income ($1,500 in the case of married individuals filing a separate return).
In the absence of an election, the employee or consultant who receives unvested shares does not recognize any income until such shares vest. In the taxable year in which any shares vest such employee or consultant will recognize compensation income equal to the excess, if any, of (i) the Fair Market Value of the vested shares on the vesting date, over (ii) the amount (if any) paid for such shares. If the shares are forfeited the employee or consultant will recognize ordinary loss to the extent the amount received on forfeiture is less than the amount paid for such shares.
The election must be made not later than 30 days after the date of transfer of the shares to the employee or consultant. The election is to be filed with the Internal Revenue Service Center with which the employee or consultant files his or her return. In general, the election is irrevocable.
Each filing should be made by certified mail with the sender’s receipt postmarked at the time of mailing to establish proof of filing. Also, one copy of the election should be filed with the company. Finally, one copy of the election must be submitted with the employee’s federal income tax returns for the taxable year in which the shares are transferred. Although the election must be made within 30 days of the date of transfer of the shares, the tax, if any, arising out of the election need not be paid until the employee or consultant files his or her tax return for the tax year of transfer (subject to the withholding rules discussed below).
The company should be entitled to a tax deduction for federal income tax purposes equal to the amount, if any, included in the gross income of the employees or consultants receiving the shares. Any deduction is allowed for the taxable year of the company in which or with which ends the taxable year in which the amount was included in the gross income of the employee or consultant.
While it may be desirable from a tax standpoint for employees and consultants to make an 83(b) election at the time unvested shares are acquired, the matter should be reviewed by each employee or consultant with his or her tax adviser.
The foregoing is intended only as a general summary of the tax consequences of section 83(b) elections.